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                                                                  Exhibit (c)(1)


                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT dated November 20, 1995 ("Agreement") among Mr. James R. Fore, a resident of Sanford, North Carolina ("Stockholder"), Kuhlman Acquisition Corp., a North Carolina corporation ("Purchaser"), and Kuhlman Corporation, a Delaware corporation ("Kuhlman").

         WHEREAS, Purchaser desires to purchase from Stockholder, and Stockholder desires to sell to Purchaser, all of the shares of common stock, par value $1.00 per share (the "Shares"), of Communication Cable, Inc., a North Carolina corporation (the "Company"), that Stockholder owns at any time from the date hereof until the close of business on January 15, 1996 (subject to extension as provided in Section 15 hereof) (collectively, the "Stockholder Shares"), including Shares acquired by Stockholder upon exercise of options to purchase Shares owned by Stockholder at any time during the term of this Agreement (the "Company Options"), all upon the terms and subject to the conditions hereof;

         NOW, THEREFORE, in consideration of $1,000 paid by Kuhlman to Stockholder, the sufficiency and receipt of which are hereby acknowledged, as well as the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.       PUT AND CALL OPTIONS; EXERCISE; ADJUSTMENTS

         (a) Subject to the terms and conditions hereof, Purchaser hereby grants to Stockholder an irrevocable option (the "Put Option") to sell the Stockholder Shares to Purchaser at a purchase price of $12.00 per Share (the "Purchase Price"). Subject to the terms and conditions hereof, the Put Option may be exercised by Stockholder at any time and from time to time from the date hereof until the close of business on January 15, 1996 (subject to extension as provided in Section 15 hereof).

         (b) Subject to the terms and conditions hereof, Stockholder hereby grants to Purchaser an irrevocable option (the "Call Option") to purchase the Stockholder Shares from Purchaser at the Purchase Price. Subject to the terms and conditions hereof, the Call Option may be exercised by Purchaser at any time and from time to time after December 31, 1995 and prior to the close of business on January 15, 1996 (subject to extension as provided in Section 15 hereof).

         (c) To exercise a Put Option, Stockholder shall send a written notice to Purchaser (the "Put Exercise Notice") specifying a date (not earlier than the third business day nor later than the fifth business day following the date such notice is given) for the closing of such sale and the number of Stockholder Shares to be sold on that date. To exercise a Call Option, Purchaser shall send a written notice to Stockholder (the "Call Exercise Notice") specifying a date (not earlier than the third business day nor later than the fifth business day following the date such notice is given) for the closing of such purchase and the number of Stockholder Shares to be purchased on that date. In the event of any change in the number of issued and outstanding Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Stockholder Shares subject to this Agreement, the Put Option and the Call Option and the Purchase Price shall be appropriately adjusted. For purposes of this Agreement,

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the Put Option and the Call Option, the term "Stockholder Shares" shall include any distributions of securities, cash, property or other assets or rights in respect of Stockholder Shares distributed or issued by the Company on or after the date of this Agreement.

         (d) Upon the written request of Purchaser made at any time following an exercise of the Put Option or the Call Option, Stockholder agrees to exercise all of the Company Options that remain outstanding and exercisable or such lesser number of Company Options as the Purchaser shall have specified in its request, PROVIDED that Stockholder shall not be required to exercise any Company Options that are "out-of-the-money" for purposes of Rule 16b-6 under the Securities Exchange Act of 1934, as amended.

2.       CLOSING

         The closing (the "Closing") of a purchase and sale pursuant to an exercise of the Put Option or Call Option shall take place on the date specified in the Put Exercise Notice or the Call Exercise Notice, as the case may be, at 10:00 A.M., local time, at the offices of Parker, Poe, Adams & Bernstein L.L.P., 2500 Charlotte Plaza, Charlotte, North Carolina, or at such other time and place as the parties hereto may agree (a "Closing Date"). On each Closing Date, Stockholder will deliver to Purchaser a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Stockholder Shares subject to the applicable Put Exercise Notice or Call Exercise Notice, including the Shares acquired by Stockholder upon exercise of all Company Options, free and clear of all Liens (as defined below). Any payment made by Purchaser to Stockholder pursuant to this Agreement shall be made by certified or official bank check or checks or, at Stockholder's request, by wire transfer of federal funds to a bank designated by Stockholder. In this Agreement, the term "Lien" means any lien, claim, charge, encumbrance, pledge, security interest or other restriction of any nature whatsoever on or with respect to Stockholder Shares; EXCLUDING, HOWEVER, (i) as regards Stockholder Shares (including Shares acquired by Stockholder upon exercise of Company Options), the general restriction on the transferability of such Shares by virtue of Stockholder's status as a director, officer and/or ten percent beneficial owner of the Company's outstanding Shares or by virtue of such Shares being "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended, and (ii) as regards Company Options, any and all of the restrictions thereon stated in the existing Incentive Stock Option Plan of the Company.

3.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder represents and warrants to Purchaser and Kuhlman that:

         (a) Authority. This Agreement is a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.

         (b) Stockholder Shares and Company Options. Stockholder is the record and beneficial holder of, and has good and valid title to, 268,128 Shares, free and clear of all Liens. Stockholder is the record and beneficial holder of, and has good and valid title to, Company Options to purchase

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47,475 Shares, all of which were issued to Stockholder pursuant to the
Company's Incentive Stock Option Plan, and which are free and clear of all Liens and are exercisable. At each Closing, Stockholder will deliver to Purchaser good and valid title to the Stockholder Shares subject to the applicable Put Exercise Notice or Call Exercise Notice, including the Shares acquired by Stockholder upon exercise of all Company Options, free and clear of all Liens. Except for the Company Options, there are no options or other rights to acquire or dispose of, or other contracts (including proxies, voting trusts or voting agreements) relating to, any Stockholder Shares.

4.        REPRESENTATIONS AND WARRANTIES OF PURCHASER AND KUHLMAN

         Purchaser and Kuhlman jointly and severally represent and warrant to Stockholder that the execution and delivery of this Agreement by them and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and Kuhlman and that this Agreement has been duly executed and delivered on behalf of Purchaser and Kuhlman and constitutes a valid and binding obligation of Purchaser and Kuhlman enforceable against Purchaser and Kuhlman in accordance with its terms. Purchaser represents and warrants to Stockholder that any and all Stockholder Shares acquired hereunder will be acquired by the Purchaser for purposes of investment and not with a view to or in connection with the distribution thereof within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Purchaser has and shall have no participation in any such undertaking and no participation in the underwriting of any such undertaking. Each of Purchaser and Kuhlman represents that it has access to all information about the Company that the Company has filed with the Securities and Exchange Commission.

5.        EXPENSES

         Subject to Section 12, each party hereto shall pay its own expenses incurred in connection with this Agreement.

6.       COVENANTS

         Stockholder covenants and agrees during the Relevant Term not (i) to sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of, any Stockholder
Shares or Company Options otherwise than pursuant to this Agreement,
(ii) to grant any proxy with respect to any Stockholder Shares or Company Options, deposit any Stockholder Shares or Company Options into a voting trust or enter into a voting agreement with respect to any Stockholder Shares or Company Options otherwise than pursuant to this Agreement or (iii) to take any action that would make any representation or warranty of Stockholder herein untrue or incorrect. Stockholder further covenants and agrees during the Relevant Term: (iv) upon

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the receipt or exercise of any Company Option, to notify Purchaser immediately of such event; (v) upon the written request of Purchaser, to grant Purchaser or its designee(s) an irrevocable proxy to vote or otherwise exercise all shareholder rights pertaining to all Stockholder Shares as directed by Purchaser or such designee(s); and (vi) upon the reasonable written or oral request of Purchaser, to assist Purchaser and Kuhlman in furtherance of the Acquisition (as defined below) in the manner and to the extent not inconsistent with Stockholder's duties to the Company and its other shareholders and in the mannerand to the extent he may lawfully do so in his personal capacity as a shareholder of the Company. In this Agreement, "Relevant Term" means the period from the date hereof until the earliest to occur of (i) the acquisition by Purchaser of all of the Stockholder Shares pursuant to exercise of the Put Option or the Call Option, (ii) any other acquisition by Purchaser, Kuhlman or a Kuhlman Affiliate (as defined in Section 11) of all of the Stockholder Shares, (iii) the time at which the Put Option and the Call Option may no longer be exercised (taking into account any extension under Section 15) and the Closings pursuant to all due and timely exercises of the Put Option and the Call Option have been consummated as required (including pursuant to any extension provided under Section 15) or (iv) the close of business on April 20, 1996.

7.       PERFORMANCE GUARANTEE

         Kuhlman and Purchaser represent and warrant to Stockholder that Kuhlman owns all of the issued and outstanding capital stock of Purchaser. Kuhlman hereby guarantees the faithful and timely performance of the obligations of Purchaser stated in this Agreement.

8.       NOTICES

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by overnight courier, by facsimile transmission, telexed or mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice, provided that such a notice shall be effective only upon receipt thereof):

                  If to Purchaser or Kuhlman:

                  Kuhlman Corporation
                  3 Skidaway Village Square
                  Savannah, Georgia  31411
                  Attention:  Richard A. Walker, Esq.
                  Fax: (912) 598-0737

                  With a copy (which shall not constitute notice) to:

                  Parker, Poe, Adams & Bernstein L.L.P.
                  2500 Charlotte Plaza
                  Charlotte, North Carolina  28244
                  Attention:  Patrick Daugherty, Esq.
                  Fax: (704) 334-4706


                  If to Stockholder:

                  Mr. James R. Fore
                  1975 Wedgewood Drive

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                  Golf East
                  Sanford, North Carolina  27330

                  With a copy (which shall not constitute notice) to:

                  Kennedy Covington Lobdell & Hickman, L.L.P.
                  100 North Tryon Street, Suite 4200
                  Charlotte, North Carolina  28202-4006
                  Attention:  J. Norfleet Pruden III, Esq.
                  Fax:  (704) 331-7598

A notice shall be effective as of the date of such delivery, fax or mailing, as the case may be.

9.        PARTIES IN INTEREST

         This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Purchaser, Stockholder or Kuhlman, or their successors or assigns, any rights or remedies under or by reason hereof.

10.               ENTIRE AGREEMENT; AMENDMENTS

         This Agreement contains the entire agreement between Stockholder, on the one hand, and Purchaser or Kuhlman, on the other hand, with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but rather may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

11.               NO ASSIGNMENT

         This Agreement and the Put Option and Call Option granted hereunder shall in no way be subject to assignment by Stockholder, Purchaser or Kuhlman; PROVIDED, HOWEVER, that (a) Purchaser may assign any or all of its rights or duties hereunder to any person who is, at the time of the assignment, controlling, controlled by or under common control with Kuhlman or Purchaser (a "Kuhlman Affiliate") and (b) Kuhlman may assign its duties hereunder by operation of law in a merger, reorganization or other similar transaction to a successor which succeeds to substantially all of its business and assets.


12.       INDEMNIFICATION

         Purchaser and Kuhlman, jointly and severally, agree to indemnify Stockholder and to hold

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Stockholder harmless from and against any loss, liability, cost or expense (including reasonable attorneys' fees) incurred by Stockholder arising out of any claim by any person or entity (other than a party to this Agreement) resulting from the execution, delivery or performance of this Agreement, except that neither Purchaser nor Kuhlman shall have any such responsibility relative to any loss, liability, cost or expense that Stockholder may incur as a result of Stockholder's gross negligence or intentional misconduct or as a result of the compensation or benefits paid or made available to Stockholder following the termination of Stockholder's employment under the Employment Agreement of even date herewith among Stockholder, Purchaser and Kuhlman.


13.               COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

14.               GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

15.               EXTENSION IN CERTAIN EVENTS

         (a) In the event that, on January 15, 1996, neither the Put Option nor the Call Option has been exercised in full, and on such date the Put Option or the Call Option or both (as the case may be) may not be exercised by reason of any judicial or regulatory judgment, decree or order preventing or restraining such exercise (an "Exercise Prohibition"), then the time within which the Put Option or the Call Option or both (as the case may be) may be exercised hereunder shall be extended until the earlier of (i) the first date thereafter on which an Exercise Prohibition does not exist and has not existed for at least the three preceding consecutive business days (or such other time as Stockholder and Purchaser agree upon) or (ii) the close of business on April 15, 1996.

(b) In the event that, on the date specified in a Put Exercise Notice or Call Exercise Notice for the Closing of the purchase and sale of Stockholder Shares thereunder, such Closing may not be consummated by reason of any judicial or regulatory judgment, decree or order preventing or restraining such Closing (a "Closing Prohibition"), then the time for such Closing shall be extended until the earlier of (i) the first date thereafter on which a Closing Prohibition does not exist and has not existed for at least the three preceding consecutive business days (or such other time as Stockholder and Purchaser agree upon) or (ii) the close of business on April 20, 1996. If a Closing Prohibition prevents consummation of any Closing until after the close of business on April 20, 1996, then neither party shall have any liability to the other for a failure to effect such Closing to the extent due to such Closing Prohibition, or any obligation to complete such Closing, provided the Closing Prohibition was not the result of the defaulting party's failure to comply in good faith with the terms of this Agreement.



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         (c) If an Exercise Prohibition or Closing Prohibition arises during the
Relevant Term, then the parties hereto shall use their reasonable best efforts (subject, in the case of Stockholder, to his duties to the Company and its other shareholders) to remove the Exercise Prohibition or Closing Prohibition, as the case may be, as soon as practicable.

16.      ACQUISITION

         As used in this Agreement, the term "Acquisition" means the first to occur of (i) the purchase by Kuhlman, Purchaser or a Kuhlman Affiliate of no less than that number of shares of capital stock of the Company as would then have voting power sufficient to elect a majority of the directors of the Company, (ii) the purchase by Kuhlman, Purchaser or a Kuhlman Affiliate of all or substantially all of the assets of the Company or (iii) a merger of the Company with or into Kuhlman, Purchaser or a Kuhlman Affiliate.

17.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties contained in this Agreement shall survive delivery of and payment for the Stockholder Shares.






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         IN WITNESS WHEREOF, Stockholder, Purchaser and Kuhlman have caused this
Agreement to be duly executed and delivered on the day and year first written above.




             /s/ James R. Fore                                   (L.S.)
             James R. Fore


             KUHLMAN ACQUISITION CORP.



             By:  /s/ Curtis G. Anderson
                      Name:  Curtis G. Anderson
                      Its:  President


             KUHLMAN CORPORATION



             By:  /s/ Curtis G. Anderson
                      Name:  Curtis G. Anderson
                      Its:  President and Chief Operating Officer



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